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                                                                      Exhibit 11

                        CONTINENTAL CIRCUITS CORPORATION
                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                   (Unaudited)
                      (In thousands, except per share data)

                                                              Three months ended                   Six Months Ended
                                                        January 31          February 2,       January 31,         February 2,
                                                        -------------------------------       -------------------------------
                                                            1998               1997               1998               1997
                                                          -------             ------            -------             ------
Basic:
Average Shares Outstanding                                  7,267              7,206              7,262              7,200

Net Income (loss)                                         $(2,638)            $1,817            $  (324)            $3,250
                                                          =======             ======            =======             ======

Net income (loss) per share                               $ (0.36)            $ 0.25            $ (0.04)            $ 0.45
                                                          =======             ======            =======             ======


Diluted:
Average Shares Outstanding                                  7,267              7,206              7,262              7,200

Net effect of dilutive stock options--based on
  the treasury stock method using average
  market price                                                183                226                238                228
                                                          -------             ------            -------             ------

Diluted Shares                                              7,450              7,432              7,500              7,428

Net Income (loss)                                         $(2,638)            $1,817            $  (324)            $3,250
                                                          =======             ======            =======             ======

Net income (loss) per share *                             $ (0.36)            $ 0.24            $ (0.04)            $ 0.44
                                                          =======             ======            =======             ======


* The anti-dilutive impact of additional shares is not reflected on reported loss per share per SFAS 128.